UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2006

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-60032	62-1518973
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

1001 Tillman Street, Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 320-8100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2006, Buckeye Technologies Inc. (the “Company”) announced the upcoming retirement of David B. Ferraro, Chairman and Chief Executive Officer, and several other key management changes in connection with his departure. These developments were initially reported in the current report filed with the Commission on Form 8-K (Commission File No. 33-60032) on June 1, 2006, which report is incorporated herein by reference.

In connection with Mr. Ferraro’s retirement and the related management changes, on June 23, 2006, the Compensation Committee of the Board of Directors made the following compensation decisions:

1) Mr. Ferraro will be awarded a cash bonus in the amount of $274,000 in recognition of his past contributions and service to the Company.

2) In connection with his promotion from President and Chief Operating Officer to Chairman and Chief Executive Officer, John B. Crowe will receive an increase in his base salary from $475,000 per year to $575,000 per year. The increased base salary will go into effect July 1, 2006, the effective date of Mr. Crowe’s promotion.

3) In connection with his promotion from Executive Vice President and Chief Financial Officer, to President and Chief Operating Officer, Kristopher J. Matula will receive an increase in his base salary from $365,000 per year to $425,000 per year. The increased base salary will go into effect July 1, 2006, the effective date of Mr. Matula’s promotion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

BUCKEYE TECHNOLOGIES INC.

______________________________________
Kristopher J. Matula
Executive Vice President and Chief Financial Officer
June 27, 2006